                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC    20549

                                  FORM 8-K/A

                                Amendment No. 1
                      Amendment to Application or Report


                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported): December 18, 1997


                         INTEGRATED ORTHOPAEDICS, INC.
            (Exact name of registrant as specified in its charter)


                                     TEXAS
                (State or other jurisdiction of incorporation)



        1-10677                                         76-0203483
(Commission File Number)                   (I.R.S. Employer Identification No.)



                          5858 Westheimer, Suite 500
                             Houston, Texas  77057
                    (Address of principal executive office,
                              including zip code)


      Registrant's telephone number, including area code:  (713) 225-5464
               _________________________________________________
         (former name or former address, if changed since last report)


This document consists of    16     pages.

     The undersigned registrant hereby amends the following items, financial statements, exhibits or other provisions of its Current Report on Form 8-K dated December 18, 1997, (Commission File Number 1-10677), as set forth below:

Item 7    Financial Statements and Exhibits                               Page


  (a)  Financial statements of business acquired
          Lancaster Orthopaedic Clinic

              Report of Independent Accountants                             8

              Balance Sheets as of September 30, 1997 (audited),
              December 31, 1996 (audited) and September 30, 1996
              (unaudited)                                                   9

              Statement of Income and Retained Earnings for the nine
              months ended September 30, 1997 (audited), for the year
              ended December 31, 1996 (audited) and for the nine months
              ended September 30, 1996 (unaudited)                         10

              Statement of Cash Flows for the nine months ended
              September 30, 1997 (audited), for the year ended
              December 31, 1996 (audited) and for the nine months
              ended September 30, 1996 (unaudited)                         11

              Notes to Financial Statements                                12


  (b) Pro Forma financial information

              Introduction                                                  3

              Unaudited Pro Forma Balance Sheet as of September 30, 1997    4

              Unaudited Pro Forma Statement of Income for the
              Nine Months Ended September 30, 1997                          5

              Unaudited Pro Forma Statement of
              Income for the Year Ended December 31, 1996                   6

              Notes to Unaudited Pro Forma Financial Statements             7

Introduction

     On December 18, 1997, Integrated Orthopaedics, Inc. acquired (i) the accounts receivable and (ii) (a) 70% of the outstanding capital stock of Lancaster Orthopedic Group, Inc. ("LOG, Inc.") and (b) the irrevocable right to acquire the remaining 30% of the outstanding capital stock of LOG, Inc. on the same financial terms as the 70% of the capital stock acquired at the time of the transaction. The Company anticipates acquiring one-half of the remaining 30% of the LOG, Inc. stock in January 1998 and the balance of the outstanding LOG, Inc. stock in July 1998. At the time of the transaction, LOG, Inc. entered into a long-term management agreement with the medical practice conducted by Lancaster Orthopedic Group, P.C., ("LOG, PC"), an eleven-physician orthopaedic medicine practice located in Lancaster, Pennsylvania. Including the consideration the Company has delivered into trust to fund the anticipated acquisition of the remaining 30% of the LOG, Inc. stock, the Company delivered aggregate consideration of approximately $11,847,000, including (i) cash and estimated transaction costs of approximately $10,085,000 and (ii) 362,502 shares of the Company's common stock. In connection with the transaction, the Company also agreed to undertake operating leases covering the facilities from which LOG, Inc. had historically rendered its medical services. The use of these facilities will be provided to LOG, PC pursuant to the Company's obligations under the management agreement. The purchase price was determined after arms-length negotiations between the Company and the physician owners of LOG, Inc. The cash portion of the transaction was funded from the Company's existing cash reserves.

     The following Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 1997 and the Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 1997 and for the year ended December 31, 1996 have been prepared to reflect adjustments to the Company's historical financial position and results of operations to give effect to the Lancaster Orthopedic Group, Inc.. transaction ( the "Lancaster Transaction" or the "Reported Transaction").

     The Unaudited Pro Forma consolidated Balance Sheet has been prepared as if the Lancaster Transaction occurred on September 30, 1997.

     The Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 1997 and the year ended December 31, 1996 have been prepared as if the Lancaster Transaction occurred on January 1, 1997 and 1996, respectively.

     The pro forma financial statements have been prepared by the Company based on the Company's unaudited and LOG, Inc.'s audited financial statements as of and for the nine months ended September 30, 1997 and the audited financial statements for the year ended December 31, 1996. For purposes of preparing the pro forma financial statements, the Company has estimated revenues for the periods prior to the Company's acquisition of LOG, Inc. by applying the management fee formula contained in the management services agreement with LOG, PC to the historical medical practice revenue. These pro forma financial statements are presented for illustrative purposes only and are not necessarily indicative of the results that would have been obtained had the Lancaster Transaction been completed at the time above. This information should be read in conjunction with the Company and LOG, Inc.'s historical financial statements.

     On October 1, 1997 and November 12, 1997 the Company entered into affiliation transactions with Merritt Orthopaedic Associates, P.C. and Westside Orthopaedic Clinic, P.C., respectively. Such transactions are referred to as "Completed Transactions" in the accompanying pro forma unaudited financial statements.

     On December 12, 1997, the Company completed the sale of (i) 250,000 shares of Series B Preferred Stock, par value $0.01, which is initially convertible into 4,166,667 shares of the Company's common stock (subject to adjustment) and
(ii) contingent warrants to purchase up to 5 million shares of the Company's common stock at an initial exercise price of $8.00 per share (both the number of shares and strike price being subject to adjustment). This transaction is referred to in the accompanying pro forma unaudited financial statements as the "Preferred Stock Offering".

                         INTEGRATED ORTHOPAEDICS, INC.
                      PRO FORMA BALANCE SHEET (UNAUDITED)
                              SEPTEMBER 30, 1997
                                 $ in (000's)


                               HISTORICAL (1)               PROFORMA            HISTORICAL                  PROFORMA
                       --------------------------  -------------------------  -------------  --------------------------------------
                         INTEGRATED                 COMPLETED                                   REPORTED    PREFERRED
                       ORTHOPAEDICS,  COMPLETED    TRANSACTION                  REPORTED      TRANSACTION     STOCK         AS
                            INC.     TRANSACTIONS  ADJUSTMENTS(2)  COMBINED   TRANSACTION(3)  ADJUSTMENTS  OFFERING(11)   ADJUSTED
                       ------------- ------------  -------------- ----------  --------------  -----------  ------------  ----------
CURRENT ASSETS:
Cash & Equivalents        $ 5,588        $  176       $(3,061)      $ 2,703       $  218       $(10,033)(4)   $24,804     $17,692
Accounts Receivable,
 net                        2,783         1,040                       3,823          997                                    4,820
Income Taxes Receivable       810                                       810                                                   810
Notes Receivable, net         184                                       184                                                   184
Other Current Assets          254           104            (2)          356          185                                      541
                          -------        ------       -------       -------       ------       --------       -------     -------
Total Current Assets        9,619         1,320        (3,063)        7,876        1,400        (10,033)       24,804      24,047

Property & Equipment, net     998            62           (31)        1,029          371                                    1,400
Other Assets                  325           122          (122)          325           58            (68)(5)                   315
Management Services
 Agreements                                             6,737         6,737                      10,278 (6)                17,015
                          -------        ------       -------       -------       ------       --------       -------     -------
TOTAL ASSETS               10,942         1,504         3,521        15,967        1,829            177        24,804      42,777
                          =======        ======       =======       =======       ======       ========       =======     =======
Current Liabilities
Accounts Payable            1,032           358          (295)        1,095          736           (732)(5)                 1,099
Accrued Expenses            1,646           342          (155)        1,833                         136 (7)       304       2,273
Income Taxes Payable          208            34           (34)          208           48            131 (8)                   387
Current Obligations
 Under Capital Lease           14                                        14                                                    14
Current Portion of
 Notes Payable                104                       1,505         1,609          126           (126)(5)                 1,609
                          -------        ------       -------       -------       ------       --------       -------     -------

TOTAL CURRENT LIABILITIES   3,004           734         1,021         4,759          910           (591)          304       5,382

Note Payable                  578                       1,085         1,663          177           (177)(5)                 1,663
Obligations Under Capital
 Lease                        172                                       172                                                   172
Deferred Income Taxes         160           315          (315)          160          188           (274)(5)                    74
                          -------        ------       -------       -------       ------       --------       -------     -------
TOTAL LIABILITIES           3,914         1,049         1,791         6,754        1,275         (1,042)          304       7,291
                          -------        ------       -------       -------       ------       --------       -------     -------
Common Stock                    5           193          (193)            5            1                (9)(10)                 6
Preferred Stock                                                                                                     3           3
Treasury Stock                             (204)          204
APIC                        4,887                       2,185         7,072                       1,761 (10)   24,497      33,330
Retained Earnings           2,136           466          (466)        2,136          553           (542)(9)                 2,147
                          -------        ------       -------       -------       ------       --------       -------     -------
Total Stockholder's
 Equity (Net Worth)         7,028           455         1,730         9,213          554          1,219        24,500      35,486
                          -------        ------       -------       -------       ------       --------       -------     -------
TOTAL LIABILITIES &
 STOCKHOLDERS EQUITY      $10,942        $1,504       $ 3,521       $15,967       $1,829       $    177       $24,804     $42,777
                          =======        ======       =======       =======       ======       ========       =======     =======

                          INTEGRATED ORTHOPAEDICS, INC.
                    PRO FORMA STATEMENT OF INCOME (UNAUDITED)
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                  $'S IN (000'S) EXCEPT FOR SHARE CALCULATIONS



                                   HISTORICAL (1)                PROFORMA            HISTORICAL             PROFORMA
                           ---------------------------  -------------------------  -------------  ------------------------------
                             INTEGRATED                 COMPLETED                                    REPORTED
                           ORTHOPAEDICS,  COMPLETED    TRANSACTION                   REPORTED      TRANSACTION               AS
                                INC.     TRANSACTIONS  ADJUSTMENTS(2)   COMBINED   TRANSACTION(3)  ADJUSTMENTS            ADJUSTED
                           -------------  ------------ ---------------  ----------  --------------  -----------           ----------
Revenues                   $       5,935         4,281  $       (1,525) $    8,691  $        5,194  $    (2,161) (12)     $  11,724

Cost & Expenses:
Compensation costs and
 medical services                  3,089         2,976          (1,085)      4,980           4,032       (2,322) (13)(14)     6,690
Other direct costs                   910           199                       1,109             268                            1,377
General and administrative         3,024         1,036          (1,036)      3,024             765         (765) (14)         3,024
Depreciation and
 amortization                        176            22             116         314             108          193  (15)           615
Provision for doubtful
 accounts                            821                                       821                                              821
Gain from restructuring             (628)                                     (628)                                            (628)
                           -------------  ------------  --------------  ----------  --------------  -----------           ---------
                                   7,392         4,233          (2,005)      9,620           5,173       (2,894)             11,899
                           -------------  ------------  --------------  ----------  --------------  -----------           ---------
Income From Operations            (1,457)           48             480        (929)             21          733                (175)

Interest Expense                      57             6             130         193              19          (19) (16)           193
Interest and Other Income            267                                       267               2           (2) (16)           267
                           -------------  ------------  --------------  ----------  --------------  -----------           ---------
Earnings Before Taxes             (1,247)           42             350        (855)              4          750                (101)

Income Taxes                         474           (29)           (124)        321              (7)        (294) (17)            20
                           -------------  ------------  --------------  ----------  --------------  -----------           ---------
Net Income                 $        (773) $         13  $          226  $     (534) $           (3) $       456           $     (81)
                           =============  ============  ==============  ==========  ==============  ===========           =========
Loss Per Share             $       (0.17)                               $    (0.12)                                       $   (0.04)

Weighted Average Shares
 Outstanding                   5,289,190                                 5,855,509                                        6,218,011
                           =============                                ==========                                        =========

                          INTEGRATED ORTHOPAEDICS, INC.
                    PRO FORMA STATEMENT OF INCOME (UNAUDITED)
                     FOR THE PERIOD ENDED DECEMBER 31, 1996
                  $'S IN (000'S) EXCEPT FOR SHARE CALCULATIONS




                                   HISTORICAL (1)               PROFORMA            HISTORICAL               PROFORMA
                           --------------------------  -------------------------  -------------  ---------------------------------
                             INTEGRATED                 COMPLETED                                    REPORTED
                           ORTHOPAEDICS,  COMPLETED    TRANSACTION                   REPORTED      TRANSACTION            AS
                                INC.     TRANSACTIONS  ADJUSTMENTS(2)   COMBINED   TRANSACTION(3)  ADJUSTMENTS         ADJUSTED
                           ------------- ------------  --------------   ---------  --------------  -----------         ---------

Revenues                   $      14,313  $      5,660  $       (2,133) $  17,840   $        7,045 $    (3,368)        $   21,517

Cost & Expenses:
Compensation costs and
 medical services                  7,471         3,995          (1,653)     9,813            5,509      (3,875) (13)(14)   11,447
Other direct costs                 3,807           257                      4,064              385                          4,449
General and administrative         2,613         1,186          (1,186)     2,613              918        (918) (14)        2,613
Depreciation and
 amortization                        792            26             156        974              147         257  (15)        1,378
Provision for doubtful
 accounts                          1,417                                    1,417                                           1,417
Gain from restructuring           (3,168)                                  (3,168)                                         (3,168)

                           -------------  ------------  --------------  ---------   -------------- -----------         ----------

                                  12,932         5,464          (2,683)    15,713            6,959      (4,536)            18,136

                           -------------  ------------  --------------  ---------   -------------- -----------         ----------
Income From Operations             1,381           196             550      2,127               86       1,168              3,381

Interest Expense                     170            13             168        351               40         (40) (16)          351
Interest Income                                                                                                 (16)
                           -------------  ------------  --------------  ---------   -------------- -----------         ----------

Earnings Before Taxes              1,211           183             382      1,776               46       1,208              3,030

Income Taxes                        (424)          (83)           (134)      (641)             (27)       (451) (17)       (1,119)

                           -------------  ------------  --------------  ---------   -------------- -----------         ----------

Net Income                 $         787  $        100  $          248  $   1,135   $           19 $       757         $    1,911
                           =============  ============  ==============  =========   ============== ===========         ==========

Earnings Per Share         $        0.12                                $    0.17                                      $     0.17

Weighted Average
 Shares Outstanding             5,456,08                                6,022,399                                      10,551,568
                           =============                                =========                                      ==========


                         INTEGRATED ORTHOPAEDICS, INC.

Notes to Unaudited Pro Forma financial Statements

(1) The columns include unaudited September 30, 1997 and audited December 31, 1996 historical financial information of Integrated Orthopaedics, Inc. ("IOI"), Merritt Orthopaedic Associates, P.C. and Winters, Kleinschmidt, Frensilli and Fleming, M.D's, Ltd. (the "Completed Transactions").

(2) This column includes the pro forma adjustments previously reported on the Completed Transactions.

(3) This column includes the audited September 30, 1997 and December 31, 1996 historical financial information of Lancaster Orthopedic Group, Inc. ("Lancaster").

(4) Adjustment to reflect payment of cash consideration of $9,896,003, transaction costs of $53,421 and $83,000 of cash retained by the Lancaster physicians.

(5) Adjustment to eliminate assets not acquired and liabilities not assumed in the Lancaster transaction.

(6) Adjustment to reflect the cost of the Lancaster management services agreement, estimated for purposes of the pro forma balance sheet, as $10,278,000. The Company does not expect this estimate to change materially when the Company completes its valuations of acquired assets and assumed liabilities.

(7)  Adjustment to reflect $136,000 of accrued transaction costs.

(8)  Adjustment to reflect IOI's acquisition of a $131,000 income tax liability.

(9)  Adjustment to eliminate the historical ownership interest of Lancaster.

(10) Adjustment to reflect the issuance of 142,402 shares of Common Stock to Lancaster affiliated physicians.

(11) Adjustment to reflect the sale of 250,000 shares of Series B Preferred Stock, par value $0.01, and contingent warrants to purchase up to 5 million shares of Company common stock at $8.00 per share (subject to adjustment) on December 12, 1997. Gross proceeds of $25 million are reflected net of $196,000 in cost incurred at the time of closing and $304,000 in accrued offering costs.

(12) Adjustment to eliminate medical practice revenues of Lancaster which would not constitute revenue to the Company pursuant to the management services agreements.

(13) Adjustment to eliminate Lancaster physician compensation that would not constitute expense to the Company pursuant to the management services agreement.

(14) Adjustment to reclassify general and administrate expenses of Lancaster to Compensation Costs and Medical Services expense pursuant to the management services agreement.

(15) Adjustment to reflect additional amortization attributable to the newly obtained management services agreements over its contractual term of 40 years.

(16) Adjustment to eliminate interest income earned by Lancaster and interest expense paid by Lancaster.

(17) Adjustment to reflect the tax (provision)/benefit of the Lancaster transaction and related pro forma adjustments.

                       Report of Independent Accountants



To the Board of Directors and Stockholders of Lancaster Orthopedic Group, Inc.


In our opinion, the accompanying balance sheet and the related statements of income, stockholders' equity and cash flows present fairly, in all material respects, the financial position of Lancaster Orthopedic Group, Inc. at September 30, 1997 and December 31, 1996, and the results of its operations and its cash flows for the nine months ended September 30, 1997 and year ended December 31, 1996 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



PRICE WATERHOUSE LLP

Houston, Texas
November 19, 1997


LANCASTER ORTHOEPDIC GROUP, INC.
BALANCE SHEET
-------------------------------------------------------------------------------------------------------------

                                                           SEPTEMBER 30,      DECEMBER 31,     SEPTEMBER 30,
                ASSETS                                         1997              1996              1996
                                                                                                (UNAUDITED)
Current Assets:
 Cash and equivalents                                      $     217,915      $     19,745     $     356,031
 Accounts receivable, net of allowance for doubtful
  accounts of $116,684, $117,806 and 122,147                     996,742         1,006,334         1,043,836
 Prepaid assets                                                  151,600           138,262           185,963
 Other current assets                                             33,190            19,728            26,152
                                                           -------------      ------------     -------------
    Total current assets                                       1,399,447         1,184,069         1,611,982
                                                           -------------      ------------     -------------

Property and equipment:
 Furniture and equipment                                       1,106,869         1,099,710         1,078,308
 Leasehold improvements                                          147,416           147,416           147,416
                                                           -------------      ------------     -------------
                                                               1,254,285         1,247,128         1,225,724
 Less-accumulated depreciation                                  (882,863)         (774,706)         (737,999)
                                                           -------------      ------------     -------------
    Total property and equipment                                 371,422           472,420           487,725
                                                           -------------      ------------     -------------
Deferred tax assets                                               28,901            50,985            47,743
Other assets                                                      29,500            29,500            29,500
                                                           -------------      ------------     -------------
    Total assets                                           $   1,829,270      $  1,736,974     $   2,176,950
                                                           =============      ============     =============

             LIABILITIES AND STOCKHOLDERS; EQUITY

Current liabilities:
 Accounts payable and accrued expenses                     $     736,657      $    552,807     $     978,252
 Income taxes payable                                             47,893            20,002           139,301
 Deferred income tax liability                                   188,553           251,334           112,799
 Current portion of long-term debt                               125,875           199,541            46,732
                                                           -------------      ------------     -------------
    Total current liabilities                                  1,098,978           943,684         1,277,084
Notes payable                                                    176,683           236,273           355,813
                                                           -------------      ------------     -------------
    Total liabilities                                          1,275,661         1,179,957         1,632,897
                                                           -------------      ------------     -------------
Stockholders' equity:
 Common stock - no par value: authorized 600 shares,
 480 shares issued, 320 outstanding                                  500               500               500
 Retained earnings                                               553,109           556,517           543,553
                                                           -------------      ------------     -------------
    Total stockholders' equity                                   553,609           557,017           544,053
                                                           -------------      ------------     -------------

    Total liabilities and stockholders' equity             $   1,829,270      $  1,736,974     $   2,176,950
                                                           =============      ============     =============


  The accompanying notes are an integral part of these financial statements.


LANCASTER ORTHOPEDIC GROUP, INC.
STATEMENT OF INCOME AND RETAINED EARNINGS
-------------------------------------------------------------------------------------------------------------

                                                           NINE MONTHS                         NINE MONTHS
                                                              ENDED                               ENDED
                                                           SEPTEMBER 30,      DECEMBER 31,     SEPTEMBER 30,
                                                               1997              1996              1996
                                                                                                (UNAUDITED)
Net patient revenues                                       $   5,102,030      $  6,954,880     $   5,331,804
Other revenues                                                    92,425            90,545            66,735
                                                           -------------      ------------     -------------
                                                               5,194,455         7,045,425         5,398,539
                                                           -------------      ------------     -------------
Cost and expenses:
 Compensation costs and medical services                       4,031,431         5,509,070         4,272,284
 Other direct costs                                              268,351           385,011           276,670
 Sellings, general and administrative                            765,278           918,085           694,642
 Depreciation and amortization                                   108,157           146,828           110,121
                                                           -------------      ------------     -------------
                                                               5,173,217         6,958,994         5,353,717
                                                           -------------      ------------     -------------
Income from operations                                            21,238            86,431            44,822
Interest expense                                                 (19,080)          (40,520)          (32,260)
Interest and other income                                          1,630                               4,391
                                                           -------------      ------------     -------------
Income before income taxes                                         3,788            45,911            16,953
Provision for income taxes                                        (7,196)          (27,247)          (11,253)
                                                           -------------      ------------     -------------
Net income/(loss)                                                 (3,408)           18,664             5,700
Retained earnings:
 Beginning of period                                             556,517           537,853           537,853
                                                           -------------      ------------     -------------
End of period                                              $     553,109      $    556,517     $     543,553
                                                           =============      ============     =============



  The accompanying notes are an integral part of these financial statements.


LANCASTER ORTHOPEDIC GROUP, INC.
STATEMENT OF CASH FLOWS
-------------------------------------------------------------------------------------------------------------

                                                           NINE MONTHS                         NINE MONTHS
                                                              ENDED                               ENDED
                                                           SEPTEMBER 30,      DECEMBER 31,     SEPTEMBER 30,
                                                               1997              1996              1996
                                                                                                (UNAUDITED)
Cash flows from operating activities: -
 Net income /(loss)                                        $      (3,408)     $     18,664     $       5,700
 Adjustments to reconcile net income to net cash
  provided by operating activities:
   Depreciation                                                  108,157           146,828           110,121
   Change in deferred income taxes                               (40,697)            7,245          (128,048)
   Changes in assets and liaibilities:
    Accounts receivable, net                                       9,592          (172,770)         (210,272)
    Prepaid assets                                               (13,338)            7,659           (40,042)
    Other current assets                                         (13,462)          (12,086)          (18,510)
    Other assets                                                                   (13,500)          (13,500)
    Accounts payable and accrued expenses                        183,850           188,738           614,183
    Taxes payable                                                 27,891            20,002           139,301
                                                           -------------      ------------     -------------
    Net cash provided by operating activities                    258,585           190,780           458,933
                                                           -------------      ------------     -------------
Cash flows from investing activities:
 Purchase of property and equipment                               (7,159)          (31,350)           (9,948)
                                                           -------------      ------------     -------------
    Net cash used by investing activities                         (7,159)          (31,350)           (9,948)
                                                           -------------      ------------     -------------
Cash flows from financing activities:
 Proceeds from bank line of credit, net                          104,019
 Payments on notes payable                                      (157,275)         (193,487)         (146,756)
                                                           -------------      ------------     -------------
    Net cash used by financing activities                        (53,256)         (193,487)         (146,756)
                                                           -------------      ------------     -------------
Net change in cash and equivalents                               198,170           (34,057)          302,229
Cash and equivalents:
 Beginning of period                                              19,745            53,802            53,802
                                                           -------------      ------------     -------------
End of period                                              $     217,915      $     19,745     $     356,031
                                                           =============      ============     =============

Supplemental disclosures:
 Interest paid                                             $      19,080      $     40,520     $      32,260
                                                           =============      ============     =============


  The accompanying notes are an integral part of these financial statements.

Lancaster Orthopedic Group, Inc.
Notes to Financial Statements
September 30, 1997 and December 31, 1996
--------------------------------------------------------------------------------


1.  Business and Summary of Significant Accounting Policies

    Lancaster Orthopedic Group, Inc. (the Company), a Pennsylvania professional service corporation, is a physician-owned group practice serving the Lancaster, Pennsylvania area. The Company was incorporated on June 18, 1985 for the purpose of rendering professional orthopedic, orthopedic related services, and occupational and physical rehabilitation.

    The following is a summary of the Company's significant accounting policies:

    Use of Estimates

    The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, as well as disclosures of contingent assets and liabilities. Because of inherent uncertainties in this process, actual future results could differ from those expected at the reporting date.

    Revenue Recognition

    Revenues for services rendered to patients by the Company are recognized when the services are provided based on established charges reduced to the net amounts estimated to be collectible for patients covered under contractual programs and by allowances for doubtful accounts.

    For the nine months ended September 30, 1997 and the year ended December 31, 1996, approximately 14% and 13%, respectively, of the Company's net revenues were derived from Workers' Compensation and 20% and 22%, respectively, were derived from Medicare.

    Property and Equipment

    Property and equipment is stated at cost. Depreciation for equipment, furniture and fixtures is provided using the straight-line method over the estimated useful lives of the respective assets of five to seven years. Leasehold improvements are depreciated over the term of the lease.

    Income Taxes

    Income taxes are recognized based on the liability method. Deferred income tax assets or liabilities are recorded based upon temporary differences between the tax basis of assets and liabilities and their carrying values for financial reporting purposes. Deferred income tax expense or benefit is the result of changes in the deferred income tax assets and liabilities during the period.

    Pharmaceuticals and Supplies

    Pharmaceuticals and supplies are expensed as acquired due to their rapid utilization and insignificance of quantities on hand.

    Cash and Equivalents

    For purposes of reporting cash flows, the Company considers short-term marketable securities with an original maturity date of three months or less to be cash equivalents.

Lancaster Orthopedic Group, Inc.
Notes to Financial Statements
September 30, 1997 and December 31, 1996
--------------------------------------------------------------------------------


2.  Notes Payable

    The Company has the following debt outstanding:

                                                  September 30,   December 31,
                                                      1997            1996
    Notes payable to MetLife, interest payable
    monthly ranging from 7.5% to 8.25%,
    collateralized by furniture and equipment,
    maturing at various dates from December 1997
    to October 1998                                 $ 20,936        $130,814

    Notes payable to bank; interest payable
    monthly at 8.95%, collateralized by furniture
    and equipment, maturing at various dates from
    December 1997 to July 2000                       177,603         225,000

    Bank line of credit; interest payable monthly
    at prime plus 0.5% (8.75% at September 30,
    1997), maturing March 10, 1998                   104,019
                                                    --------        --------
                                                     302,558         355,814
    Less - current portion                           125,875         119,541
                                                    --------        --------
                                                    $176,683        $236,273
                                                    ========        ========

    As of September 30, 1997, future principal payments for all long-term debt are as follows: 1998 - $82,850, 1999 - $86,735, 2000 - $7,098.


3.  Income Taxes

    The Company's income tax expense consists of the following:


                                          Nine months
                                            Ended            Year ended
                                         September 30,       December 31,
                                             1997               1996
    Federal:
     Current                              $ 36,353             $14,281
     Deferred                              (34,323)              6,110
    State:
     Current                                11,540               5,721
     Deferred                               (6,374)              1,135
                                          --------             -------
                                          $  7,196             $27,247
                                          ========             =======

Lancaster Orthopedic Group, Inc.
Notes to Financial Statements
September 30, 1997 and December 31, 1996
--------------------------------------------------------------------------------


    Deferred income tax assets (liabilities) arise primarily from differences between the cash basis accounting used for income tax purposes and the accrual basis accounting used for financial reporting purposes. The Company's deferred income tax assets (liabilities) are comprised of the following:


                                              September 30,      December 31,
                                                  1997               1996
    Accounts receivable                        $(423,051)         $(423,370)
    Accounts payable and accrued liabilities     297,412            229,415
    Other prepaid assets                         (62,914)           (57,379)
    Excess tax depreciation                       28,901             50,985
                                               ---------          ---------
                                               $(159,652)         $(200,349)
                                               =========          =========

    As a professional service corporation, the Company is taxed at a federal rate of 35%.

    The difference between the effective income tax rate and the amount which would be determined by applying the statutory U.S. income tax rate to income before income taxes is as follows:


                                             Nine months
                                                ended          Year ended
                                            September 30,     December 31,
                                                1997              1996
    Provision for income taxes at
     U.S. statutory rates                       35.0%             35.0%
    State income taxes                          29.8              10.6
    Nondeductible expenses
     Meals and entertainment                    75.8               8.3
     Keyman life insurance premiums             49.3               5.5
                                               -----              ----
                                               189.9%             59.4%
                                               =====              ====


    4.  Profit Sharing/401(k) Plan

    The Company has a profit sharing/401(k) plan (the Plan) in which substantially all employees are eligible to participate after completion of one year of service, as defined by the Plan's agreement. Employees can contribute up to 15% of total compensation during the plan year. Employer contributions to the Plan are discretionary and are determined by the Company on an annual basis. Employees are fully vested at all times in their elective contributions. Employees vest in the Company's contributions over a seven-year period. Company contributions to the Plan for the nine months ended September 30, 1997 and the year ended December 31, 1996 were approximately $108,962 and $266,778, respectively.

Lancaster Orthopedic Group, Inc.
Notes to Financial Statements
September 30, 1997 and December 31, 1996
--------------------------------------------------------------------------------

    5.  Lease Commitments

    At September 30, 1997, future minimum payments under noncancelable operating lease obligations for office space and various property and equipment, were as follows:

        1998                       $  425,407
        1999                          425,407
        2000                          425,407
        2001                          425,407
                                   ----------
                                   $1,701,628
                                   ==========

    Rental expense under noncancelable operating leases was $319,059 and $404,587 for the nine months ended September 30, 1997 and for the year ended December 31, 1996, respectively.

    6.  Commitments and Contingencies

    The Company maintains insurance with respect to medical malpractice risks on a claims-made basis in amounts management believes to be adequate. Management is not aware of any outstanding claims which would exceed insurance coverage or would have a material impact on the Company's financial position or results of operations upon resolution.

    7.  Subsequent Event

    The Company has entered into a letter of intent to negotiate the sale of substantially all of its operating assets. The physicians are also negotiating an agreement whereby the purchaser will manage the physicians' medical practice on a long-term basis.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                               INTEGRATED ORTHOPAEDICS, INC.
                                                   (Registrant)



Date: March 3, 1998                            By     /s/ Ronald E. Pierce
                                                 ----------------------------
                                                 Ronald E. Pierce
                                                 President